EXHIBIT 21
(to Form 10-K)

THE CLOROX COMPANY
SUBSIDIARIES OF THE REGISTRANT

(100% owned unless otherwise indicated)

Subsidiaries                      Jurisdiction of Incorporation
----------------------            -----------------------------
1109346 Ontario Ltd.              Canada

American Sanitary Company S.A.    Costa Rica

American Sanitary Company
 (Overseas) Inc. (51%)            Cayman Islands

Amesco Ltd. (49%)                 Cayman Islands

Argus Holdings Inc.               Delaware

Armor All Products Corporation    Delaware

Armor All Products GmbH           Germany

Armor All Products of Canada,
 Inc.                             Canada

Ashlyn Limited                    United Kingdom

Brita America Inc.                Nevada

Brita (Canada) Inc.               Canada

Brita Ltd. (50%)                  Canada

The Brita Products Company        Delaware

Brita (South America) Inc. (50%)  Canada

Chesapeake Assurance Limited      Hawaii

Clorox Argentina S.A.             Argentina

Clorox (Australia) Pty. Ltd.      Australia

Clorox (Barbados) Inc.            Barbados

Clorox do Brasil Ltda.            Brasil

The Clorox Company of Canada,
 Ltd.                             Canada

Clorox (Cayman Islands) Ltd.      Cayman Islands

Clorox Chile S.A.                 Chile

The Clorox China Company          Delaware

Clorox Export Company, Inc.       Barbados

The Clorox Far East Company
 Limited                          Hong Kong

The Clorox (Guangzhou) Company     People's Republic of China
 Ltd. (95%)

The Clorox International Company   Delaware

Clorox Korea Ltd.                  Korea

Clorox (Malaysia) Industries Sdn.
 Bhd.                              Malaysia

Clorox (Malaysia) Sdn. Bhd.        Malaysia

Clorox de Mexico, S. de R. L.
de C. V.                           Mexico

The Clorox Company of New          New Zealand
 Zealand Limited

Clorox del Pacifico S.A. (80%)     Peru

Clorox de Panama S.A.              Panama

Clorox del Peru S.A.               Peru

Clorox Products Manufacturing
Company                            Delaware

The Clorox Professional Products
Company                            Delaware

The Clorox Company of Puerto Rico  Delaware

The Clorox Sales Company           Delaware

Clorox Services Company            Delaware

The Clorox South Asia Company      Delaware

Clorox Uruguay S.A.                Uruguay

CLX Realty Co.                     Delaware

Corporacion Clorox de Venezuela,
 S.A.                              Venezuela

EcuaClorox S.A.                    Ecuador

Electroquimicas Unidas S.A.C.I.    Chile

Henkel Iberica, S.A. (20%)         Spain

The Household Cleaning Products    Egypt
   Company of Egypt, Ltd. (49%)

The HV Food Products  Company      Delaware

HV Manufacturing Company           Delaware

Kingsford Charcoal of Canada, Ltd. Canada

The Kingsford Products Company     Delaware

Lynley Limited                     Delaware

The Mexco Company                  Delaware

Mohammed Ali Abudawood and         Saudi Arabia
  Company for Industry (30%)

National Cleaning Products         Saudi Arabia
  Company Limited (30%)

Productos Del Hogar, C.
 por A. (49%)                      Dominican Republic

Rocha Color S.A.                   Uruguay

Sarah Resources Limited            Canada

Tecnoclor S.A.                     Colombia

United Cleaning Products Mfg. Co.  Yemen Arab Republic
 Ltd. (33%)

Yuhan-Clorox Co., Ltd. (50%)       Korea